Exhibit 24

POWER OF ATTORNEY

I hereby appoint Ellen Oran Kaden and John J. Furey, together and separately, to be my attorneys-in-fact. This means they may, in my name and place:

•
Sign a registration statement on Form S-3 for the registration of the sale by Campbell Soup Company of an indeterminate amount of the Company’s debt securities to be offered from time to time and any and all amendments to that registration statement;

•	File the registration statement mentioned above on Form S-3 and any amendments and supplements thereto, with all exhibits and other related documents, with the Securities and Exchange Commission;

•	Perform the acts that need to be done concerning these filings; and

•	Name others to take their place.

I am responsible for everything my attorneys-in-fact do when acting lawfully in the scope of this Power of Attorney.

Signature	Dated as of November 24, 2008
/s/ Edmund M. Carpenter	/s/ Sara Mathew
Edmund M. Carpenter	Sara Mathew
/s/ Paul R. Charron	/s/ David C. Patterson
Paul R. Charron	David C. Patterson
/s/ Douglas R. Conant	/s/ Charles R. Perrin
Douglas R. Conant	Charles R. Perrin
/s/ Bennett Dorrance	/s/ A. Barry Rand
Bennett Dorrance	A. Barry Rand
/s/ Harvey Golub	/s/ George Strawbridge, Jr.
Harvey Golub	George Strawbridge, Jr.
/s/ Randall W. Larrimore	/s/ Les C. Vinney
Randall W. Larrimore	Les C. Vinney
/s/ Mary Alice D. Malone	/s/ Charlotte C. Weber
Mary Alice D. Malone	Charlotte C. Weber